Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 8, 2005 (except for Note 12, as to which the date is October 28, 2005), in the Registration Statement (Form S-1) and related Prospectus of Cardica, Inc. for the registration of $40,000,000 of its common stock.

                                            /s/ Ernst & Young LLP

Palo Alto, California

November 3, 2005